Exhibit 99.1

NEWS RELEASE

Media Contact: Lilly Ackley, ackleyl@magellanhealth.com, (860) 507-1923

Investor Contact: Darren Lehrich, lehrichd@magellanhealth.com, (860) 507-1814

Magellan Health Reschedules Third Quarter 2020 Earnings Conference Call

PHOENIX – October 29, 2020 – Magellan Health, Inc. (NASDAQ: MGLN) today announced that due to a systems outage with its conference call provider, Magellan Health has rescheduled its third quarter 2020 financial results conference call. The call will now be held on Thursday, October 29, 20202 at 11:00 a.m. Eastern Time.

The call-in numbers and passcode for the conference call are as follows:

Live Call

(877) 269-7756 (Toll free)

(201) 689-7817 (International)

Confirmation Number: 13710919

Replay

(877) 660-6853 (Toll free)

(201) 612-7415 (International)

Confirmation Number: 13710919

To participate in the conference call, dial in approximately 10 minutes before the start of the call. The conference call will also be available via webcast at Magellan’s investor relations page at MagellanHealth.com.

A telephonic replay will be available shortly after the conclusion of the call through November 29, 2020. A replay of the webcast will also be available at the site listed above for 30 days, beginning approximately two hours after its conclusion.

About Magellan Health: Magellan Health, Inc., a Fortune 500 company, is a leader in managing the fastest growing, most complex areas of health, including special populations, complete pharmacy benefits and other specialty areas of healthcare. Magellan supports innovative ways of accessing better health through technology, while remaining focused on the critical personal relationships that are necessary to achieve a healthy, vibrant life. Magellan’s customers include health plans and other managed care organizations, employers, labor unions, various military and governmental agencies and third-party administrators. For more information, visit MagellanHealth.com.

(MGLN-GEN)

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